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                                  EXHIBIT (d)(7)


                               SUBADVISORY CONTRACT


     AGREEMENT made as of the ___ day of _____, 1998 by and between Morgan Grenfell Investment Trust (the "Trust"), on behalf of Morgan Grenfell Total Return Bond Fund, Morgan Grenfell Capital Management, Incorporated, a Delaware corporation (the "Adviser"), and Morgan Grenfell Investment Services Limited, a United Kingdom corporation.

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies.

     WHEREAS, the Trustees of the Trust (the "Trustees") have selected the Adviser to provide overall investment advice and management for Morgan Grenfell Total Return Bond Fund (the "Portfolio") and to provide certain other services, under the terms and conditions provided in the investment management contract, dated January 30, 1998, between the Trust, on behalf of the Portfolio, and the Adviser (the "Investment Management Contract").

     WHEREAS, the Adviser and the Trustees have selected Morgan Grenfell Investment Services Limited (the "Subadviser") to provide the Adviser and the Portfolio with the advice and services set forth below, and the Subadviser is willing to provide such advice and services, subject to the review of the Trustees and overall supervision of the Adviser, under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

          1. DUTIES OF SUBADVISER. The Subadviser will manage the investment and reinvestment of that component of the Portfolio's assets designated by the Adviser from time to time as the Portfolio's international component, and will continuously review, supervise and administer the international investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold and to effect such purchases and sales for that component, to provide the Adviser and the Trust with records concerning the Subadviser's activities which the Trust is required to maintain, and to render regular reports to the Adviser and to the Trust's officers and trustees concerning the Subadviser's discharge of the foregoing responsibilities.

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                    The Subadviser will, to the extent reasonably required in
          the conduct of the business of the Portfolio and upon the Trust's request, furnish to the Portfolio research, statistical, valuation and advisory reports on countries, regions, currencies, industries, and issuers, whether or not the international component of the Portfolio shall have any instruments in such countries, regions, currencies, industries or issuers. The Subadviser will use its best efforts in the preparation of such reports.

                    The Subadviser accepts such employment and agrees, at its own expense, to render the services described and to provide the office space, furnishings and the personnel required by it to perform the services described on the terms and for the compensation provided herein.

                    The Subadviser shall pay directly or reimburse the Portfolio for (i) the compensation, if any, of the Trustees and officers of the Trust who are affiliated with, or interested persons of, the Subadviser; and (ii) all expenses not hereinafter specifically assumed by the Trust or the Portfolio, or by the Adviser pursuant to the Investment Management Contract, where such expenses are incurred by the Subadviser or by the Trust or the Portfolio, in connection with the management of the investment and reinvestment of the assets of the international component of the Portfolio.

                    The Subadviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and the overall supervision of the Adviser and in compliance with such policies as the Trustees or the Adviser may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolio as set forth in the Portfolio's prospectus and statement of additional information, as amended from time to time, and applicable laws and regulations. The Trust and the Adviser hereby agree that the Subadviser shall not be bound by changes to the Fund's prospectus or statement of additional information until the Subadviser has been notified of such changes in writing.

          2. PORTFOLIO TRANSACTIONS. The Subadviser is authorized in its discretion to select the brokers or dealers that will execute the purchases and sales of portfolio securities in the international component of the Portfolio and is directed to use its best efforts to obtain the best net results as described from time to time in the Portfolio's prospectus and statement of additional information. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such


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          information relating to portfolio transactions as they may reasonably request.

                    It is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by the Portfolio's prospectus and statement of additional information.

          3. EXPENSES OF THE PORTFOLIO NOT PAID BY THE SUBADVISER. The Subadviser will not be required to pay any expenses which this Agreement does not expressly state shall be payable by the Subadviser. In particular, and without limiting the generality of the foregoing, the Subadviser will not be required to pay:

                    (a) any and all expenses, taxes and governmental fees incurred by the Trust prior to the date hereof;

                    (b)  without limiting the generality of the foregoing clause
               (a), the expenses of organizing the Trust or the Portfolio (including without limitation legal, accounting and auditing fees and expenses incurred in connection with the matters referred to in this clause (b)), of initially registering the shares of the Trust or the Portfolio under the Securities Act of 1933 and of qualifying the shares for sale under state securities laws for the initial offering and sale of shares;

                    (c) the compensation and expenses of Trustees of the Trust not affiliated with the Subadviser, and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Portfolio other than through the Subadviser;

                    (d) legal, accounting and auditing fees and expenses of the Trust or the Portfolio;

                    (e) the fees or disbursements of custodians, and depositories of the Trust or the Portfolio's assets, transfer agents, disbursing agents, plan agents and registrars;

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                    (f)  taxes and governmental fees assessed against the
               Trust's assets and payable by the Trust;

                    (g) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust and the Portfolio;

                    (h)  broker's commissions and underwriting fees; and

                    (i) the expense of periodic calculation of the net asset value of shares of the Portfolio.

          4. COMPENSATION OF THE SUBADVISER. For the services to be rendered by the Subadviser as provided in this Agreement, the Adviser shall pay to the Subadviser compensation at the rates specified in the Schedule A which is attached hereto and made a part of this Agreement. Such compensation shall be paid to the Subadviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule A, to the assets of the Portfolio. The fee shall be based on the average daily net assets for the month involved (less any assets of the Portfolio held in non-interest bearing special deposits with a Federal Reserve
          Bank).

                    All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

          5. REPORTS. The Trust, the Adviser and the Subadviser each agree to furnish each other, as applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

          6. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

          7. OTHER ACTIVITIES OF THE SUBADVISER AND ITS AFFILIATES. Each of the Adviser and the Subadviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

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          Nothing herein contained shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the Portfolio. It is specifically understood that officers, directors and employees of the Subadviser and those of it affiliates may engage in providing investment advice to portfolio advisory clients of the Subadviser or of its affiliates.

          8. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the Trust or the Portfolio, neither the Subadviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The Subadviser shall not knowingly recommend that the Portfolio purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

          9. NO PARTNERSHIP OR JOINT VENTURE. The Trust, the Portfolio, the Adviser and the Subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them. The Subadviser shall be deemed to be an independent contractor, and except as otherwise provided herein, shall have no authority to act for or bind the Adviser or the Trust as an agent.

          10. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Subadviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Portfolio may be effected through affiliates of the Subadviser if approved by the Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

          11. LIMITATION OF LIABILITY OF SUBADVISER. The duties of the Subadviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Subadviser hereunder. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful

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          misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or federal securities law which cannot be waived or modified hereby.

          12. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to the Portfolio until two years from the date first set forth above, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
          (b) by vote of a majority of the outstanding voting securities of the Fund; provided however, that if the shareholders of the Portfolio fail to approve the Agreement as provided in Section 15 of the 1940 Act, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                    This Agreement may be terminated as to the Portfolio at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio or the Adviser on not less than 30 days nor more than 60 days written notice to the Subadviser, or by the Subadviser at any time without the payment of any penalty, on 60 days written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

                    As used in this Section 10, the term "assignment" shall have the meaning as set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission.

          13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought, and no amendment to this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are

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          not interested persons of the Adviser, the Subadviser or (other than as Board members) the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Portfolio, as defined in the 1940 Act.

          14.  MISCELLANEOUS.

                    (a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name "Morgan Grenfell Investment Trust" is the designation of the Trustees under the Declaration of Trust and The Declaration of Trust has been filed with the Secretary of State of Delaware. The obligations of the Trust and the Portfolio are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust or the Portfolio, but only the Portfolio's property shall be bound. The Portfolio shall not be liable for the obligations of any other series of the Trust.

                    (b) Nothing herein contained shall limit or restrict the Subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Portfolio acknowledge the Subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of hereunder. The Subadviser shall have no obligation to acquire with respect to the Portfolio, a position in any investment which the Subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Portfolio. Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

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                    (c)  Any information supplied by the Subadviser, which is
               not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Portfolio and/or its agents, and only in connection with the Portfolio and its investments.

          15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

          16. NOTICE. Any notice required or permitted to be given by any party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address specified below for the receiving party or such other address as the receiving party may hereinafter designate in writing to the other parties: if to the Trust, at 885 Third Avenue, New York, NY 10022 Attention: President, if to the Adviser, at 885 Third Avenue, New York, NY 10022 Attention: President, and if to the Subadviser, at 20 Finsbury Circus, London, England EC2M 1NB Attention: President.

          17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.


MORGAN GRENFELL INVESTMENT TRUST
          ON BEHALF OF MORGAN GRENFELL TOTAL RETURN BOND FUND


By:
   -------------------------------
     Name:     Joan A. Binstock
     Title:    Secretary


Attest:
       ---------------------------


MORGAN GRENFELL CAPITAL MANAGEMENT INCORPORATED


By:
   -------------------------------
     Name:     James E. Minnick
     Title:    President


Attest:
       ---------------------------



MORGAN GRENFELL INVESTMENT SERVICES LIMITED


By:
   -------------------------------
     Name:     Patrick W. W. Disney
     Title:    Chief Executive Officer


Attest:
       ---------------------------


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                                     SCHEDULE A

                                       TO THE

                               SUBADVISORY AGREEMENT

                                      BETWEEN

                  MORGAN GRENFELL INVESTMENT TRUST (THE "TRUST"),
                ON BEHALF OF MORGAN GRENFELL TOTAL RETURN BOND FUND

                                        AND

                         MORGAN GRENFELL CAPITAL MANAGEMENT

                                        AND

                    MORGAN GRENFELL INVESTMENT SERVICES LIMITED




The Adviser shall pay the Subadviser compensation at the following annual rates:



 Portfolio                               Fee
 ---------                               ---
 Morgan Grenfell Total Return Bond Fund  0.08% of the average daily net assets of the Portfolio, unless reduced, on a
                                         pro rata basis, by any fee waiver then
                                         in effect